Exhibit 99.2

Exact Sciences Announces Pricing of Public Offering of Common Stock

December 16, 2014

MADISON, Wis.—(BUSINESS WIRE)— Exact Sciences Corporation (NASDAQ: EXAS) today announced the pricing of the public offering of 4,000,000 common shares previously sold to Jefferies LLC and Robert W. Baird & Co. Incorporated, as underwriters of the offering. The common shares will be sold at a public offering price of $25.75 per share. The Company has also granted the underwriters an option to purchase up to 600,000 additional shares.  The offering is expected to close on or about December 19, 2014, subject to customary closing conditions.

The Company intends to use the net proceeds of this offering to fund expansion of Cologuard® commercialization activities, to fund product development efforts, and for general corporate and working capital purposes.

Jefferies LLC and Robert W. Baird & Co. Incorporated acted as the underwriters for the offering.  A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission and is effective. A copy of the prospectus supplement and prospectus relating to these securities may be obtained by contacting (a) Jefferies LLC, Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by calling 877-547-6340, or by e-mailing Prospectus_Department@Jefferies.com, (b) Robert W. Baird & Co. Incorporated, Syndicate Department, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, or by calling 800-792-2473, or by e-mailing syndicate@rwbaird.com, or (c) the Internet site of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering may be made only by means of the prospectus and related prospectus supplement.

About Exact Sciences

Exact Sciences Corporation is a molecular diagnostics company focused on the early detection and prevention of colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” or other comparable terms. Forward-looking statements in this news release may address the following subjects among others:  the use of proceeds from the offering. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

The Luminis Group Ltd. for Exact Sciences Corporation

Rod Hise, 608-807-4607

rod@luminisgroup.com